UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2019

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    At the 2019 annual meeting of stockholders of Benefitfocus, Inc. (the “Company”), stockholders approved the Benefitfocus, Inc. Second Amended and Restated 2012 Stock Plan (the “Plan”). The Plan (i) increases the total number of shares of common stock reserved for issuance under the Plan to 11,229,525 shares; (ii) adds provisions which require that all equity awards granted under the Plan will vest at least twelve months from the applicable grant date, subject to accelerated vesting; (iii) adds provisions which provide that no dividend or dividend equivalent will be paid on any unvested equity award, although dividends with respect to unvested portions of equity awards may accrue and be paid when and if the awards later vest and shares are actually issued to the grantee; (iv) eliminates or amends certain provisions to reflect changes in Section 162(m) of the Internal Revenue Code; and (v) makes other administrative changes. The Company’s board of directors approved the Plan on April 15, 2019, subject to stockholder approval.

You can find a summary of the principal features of the Plan in the definitive proxy statement for the Company’s 2019 annual meeting of stockholders, filed with the SEC on April 19, 2019 (the “Proxy Statement”), under the heading “Proposal Two – Approval of the Benefitfocus, Inc. Second Amended and Restated Stock Plan”. The summary of the Plan contained in the proxy statement is qualified in its entirety by the full text of the Plan, filed as Exhibit 10.4.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 annual meeting of stockholders on May 31, 2019. At the meeting, stockholders elected three Class III directors to the Company’s board of directors for a three-year term expiring in 2022, or until his or her successor is duly elected and qualified, based on the following votes:

Members	For	Withheld	Broker Non-Votes

Douglas A. Dennerline	24,186,483	764,303	2,421,043
Francis J. Pelzer V	24,506,126	444,660	2,421,043
Ana M. White	24,517,119	433,667	2,421,043

At the meeting, stockholders also approved the Plan. The vote for this proposal was 18,226,180 shares for, 6,682,371 shares against, 42,235 shares abstaining, and 2,421,043 broker non-votes.

Company stockholders also voted on a non-binding resolution approving, on an advisory basis, the Company’s 2018 named executive officer compensation as disclosed in the Proxy Statement. The vote on the resolution was approved with 24,599,206 shares for, 288,635 shares against, 62,945 shares abstaining, and 2,421,043 broker non-votes.

A non-binding, advisory stockholder vote was also held regarding the frequency of future stockholder advisory votes on the Company’s named executive officer compensation. The vote on this matter was 21,812,649 shares in favor of holding such vote once every year, 3,592 shares in favor of holding such vote once every two years, 3,106,416 shares in favor of holding such vote once every three years, 28,129 shares abstaining and 2,421,043 broker non-votes. Consistent with its recommendation to the stockholders and in light of the voting results, the Company has decided to include the advisory stockholder vote on the Company’s named executive officer compensation in its proxy materials every year until such time as the stockholders approve or the Board determines a different frequency.

At the meeting, stockholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The vote for such ratification was 27,252,932 shares for, 93,087 shares against, 25,810 shares abstaining, and no broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.4.1	Benefitfocus, Inc. Second Amended and Restated 2012 Stock Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: June 4, 2019	/s/ Lou Anne Gilmore
Lou Anne Gilmore Interim Chief Financial Officer